Aberdeen Asset Management Inc.
1735 Market Street, 32nd Floor
Philadelphia, Pennsylvania 19103
tel: (866) 667-9231
www.aberdeen-asset.us

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October 7, 2016

Dear Shareholder:

We have tried unsuccessfully to contact you regarding the Special Meeting of Shareholders to vote on a very important matter related to your investment in the Aberdeen Global Natural Resources Fund. The meeting is scheduled for October 17, 2016.

The matter relates to an important proposal for the Fund which requires your response.

It is very important that we speak to you regarding these matters.  The call will only take a few moments of your time and there is no confidential information required.

Please contact AST Funds Solutions at (866) 828-6951 Extension 11009 between the hours of 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday. At the time of the call please reference the number listed below.

Thank you in advance for your assistance.

Sincerely,

Lucia Sitar
Vice President
Aberdeen Asset Management Inc.

REFERENCE NUMBER: 123456789